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                                                                   EXHIBIT 10.23

                           CONSTRUCTION LOAN ADDENDUM


     This Construction Loan Addendum is hereby incorporated into that certain Construction Loan Agreement dated March 28, 1997, between FIRST UNION NATIONAL BANK OF TENNESSEE ("Lender"), and FORT AUSTIN LIMITED PARTNERSHIP ("Borrower").


                               W I T N E S S E T H

     WHEREAS, Lender has agreed to extend a construction loan to Borrower, on certain terms and conditions; and

     WHEREAS, one condition to Lender's agreement to extend credit to Borrower is that Lender and Borrower must enter into a comprehensive agreement setting forth the terms and conditions of Borrower's construction loan;

     NOW, THEREFORE, as an inducement to cause Lender to extend credit to Borrower, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     As used in this Agreement, in addition to the definitions contained in the Agreement, the following words have the definitions indicated below unless context clearly requires otherwise:

     1.1. Appraisal means that Appraisal dated December 3, 1996, whereby Alan C. Plush, MAI, of Gulf/Atlantic Valuation Services, Inc. appraises the value of the Project, "as completed," as $11,100,000.00 and "future stabilized" as $13,200,000.00.

     1.2. Architect means Earl Swensson Associates, Inc.

     1.3. Architect Contract means that contract for architectural services relative to the construction of the Improvements dated February 20, 1997, between Borrower and the Architect.

     1.4. Budget means a written schedule of the Construction Costs and the Non-construction costs as estimated by Borrower for completion of the Project.



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     1.5. Building Permit means all permits necessary for the completion of the
Improvements according to the Plans and Specifications.

     1.6. Business Day means any day on which Lender is open for business.

     1.7. Completion Date means April 30, 1998.

     1.8. Construction Contract means that contract for the construction of the Improvements on a "fixed price" basis (or "cost plus" basis with guaranteed maximum) dated _________________, 199_, between Borrower and the Contractor.

     1.9. Construction Costs means all costs set forth in the Budget for construction labor, materials, fixtures and furnishings incurred and to be incurred in the development of the Project.

     1.10. Construction Inspector means EMJ Construction Consultants, Inc.

     1.11. Contractor means The Weitz Company, Inc.

     1.12. Dual Obligee Performance Bond means that dual obligee bond issued by American Home Assurance Company in favor of Borrower and Lender insuring construction of the Improvements according to the Plans and Specifications.

     1.13. Encumbrances means the liens of all real estate taxes, personal property taxes, and other taxes and assessments; deeds of trust; mortgages; judgment liens; restrictive covenants; easements; and other presently existing or hereafter created restrictions or other encumbrances.

     1.14. GECC means General Electric Capital Corporation.

     1.15. Improvements means a building of approximately 97,500 square feet to be constructed upon the Land according to the Plans and Specifications and all other improvements to the Land incident thereto.

     1.16. Land means the real property described in Exhibit A hereto.

     1.17. Non-Construction Costs means all costs set forth in the Budget for interest, architects fees, surveyors fees, attorneys fees, loan fees, costs for land acquisition or the release of prior encumbrances and other costs, other than Construction Costs, to be incurred in the development of the Project.

     1.18. Plans means those plans dated November 20, 1996, with revisions dated January 14, 1997, prepared by the Architect.



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     1.19. Project means the Land and the Improvements.

     1.20. Project Manager means Knestrick Management, Inc. (KMI).

     1.21. Specifications means those specifications dated November 20, 1996, prepared by the Architect.

     1.22. Survey means that survey of the Land dated December 20, 1995, prepared by Ashby Survey & Drafting, Inc.

     1.23. Title Company means First American Title Insurance Company.

     1.24. Tri-Party Agreement means that agreement among Borrower, Lender, and GECC relating to the Project.


                                   ARTICLE II.
                                 LOAN DOCUMENTS

     2.1. Security Documents. Concurrently with the execution of this Agreement, Borrower shall provide Lender with the following documents to evidence and secure the Construction Loan, in form and substance satisfactory to Lender:

          (a) Promissory Note made by Borrower in the original principal amount of Eleven Million Six Hundred Thousand Dollars ($11,600,000.00), payable to the order of Lender.

          (b) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing encumbering the Project in favor of Lender, subject only to the Permitted Encumbrances.

          (c) Collateral Assignment of Construction Contract granting Lender a first priority security interest in the Construction Contract.

          (d) Collateral Assignment of Architect Contract granting Lender a first priority security interest in the Architect Contract.

          (e) Collateral Assignment of Project Management Contract granting lender a first priority security interest in the Project Management Contract.

          (f) U.C.C. Financing Statements for filing with the Arizona Secretary of State and the Office of the County Recorder for Pima County, Arizona.



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          (g)  Other Documents as Lender may require to evidence and secure the
               Construction Loan.

     2.2. Other Closing Documents. Concurrently with the execution of this Agreement, Borrower shall provide Lender with the following additional documents, in form and substance satisfactory to Lender:

          (a) Certificate of Borrower's Good Standing under applicable law issued by the Secretary of State within thirty (30) days of the date hereof.

          (b) Certified Copy of Resolution of Borrower's Board of Directors executed by Borrower's Secretary authorizing a named officer or officers of Borrower to enter into this Agreement and to execute all related documents on Borrower's behalf, and including the Secretary's certification of the incumbency of such officer or officers.

          (c) Closing Statement listing disbursements for all closing expenses and for the initial draw under the Construction Loan.

          (d) Legal Opinion executed by Borrower's counsel addressing such matters as Lender shall require.

          (e)  Evidence of Insurance as required by Article _____ hereof.

          (f) Commitment of the Title Company to issue a mortgagee title insurance policy naming Lender as the holder of a first lien on the Project, subject only to the Permitted Encumbrances.

          (g) Owner's Affidavit sufficient to induce the title company to delete all standard exceptions from Lender's mortgagee title insurance policy.

          (h) Construction Inspector's Contract among Borrower, Lender, GECC, and the Construction Inspector providing for inspections of the Project by the Construction Inspector.

          (i) Program Management Consultant Agreement between Borrower and Project Manager providing for certain construction management services.

          (j) Contractor's Acknowledgment of assignment of the Construction Contract.



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          (k)  Architect's Acknowledgment of assignment of the Architect
               Contract.

          (l)  The Plans.

          (m)  The Specifications.

          (n)  The Budget.

          (o)  The Construction Contract.

          (p)  The Architect Contract.

          (q)  The Appraisal.

          (r) The Survey and Surveyor's Report sufficient to induce the Title Insurance Company to delete any exception for matters determinable by survey from Lender's mortgagee title insurance policy.

          (s)  The Dual Obligee Performance Bond.

          (t)  Copies of all Building Permits.

          (t) Unlimited Guaranties by each of the ARC Entities other than Borrower and ARCLP-Charlotte, L.L.C. Such guaranties shall be secured by all collateral currently securing obligations of such entities to Lender.

          (u)  Tri-Party Agreement among Borrower, Lender and GECC.

          (u) Other Documents as Lender may require in connection with the closing of the Construction Loan.

     2.3. Delivery of Closing Documents as Conditions Precedent to Advances. If any of the Loan Documents are not delivered to Lender concurrently with the execution hereof, the delivery of the remainder of the Loan Documents in form and substance acceptable to Lender shall be an express condition precedent to Lender's making of any advances under the Construction Loan. Lender may waive this condition as to an advance for closing costs or for any other advance by allowing the funding thereof; provided, however, Lender's making of any such advance(s) shall not be considered a waiver of this condition as to future advance requests, unless Lender specifically so agrees in writing.



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                                  ARTICLE III.
                                    INSURANCE

     3.1. Insurance During Construction. During construction of the Project, the following insurance policies shall be maintained in force:

          (a) The Improvements and all related construction equipment, supplies and materials shall be insured against "all risks of physical loss," including collapse and transit coverage, under a builder's risk insurance policy in "replacement cost" or "completed value" form. The deductible under said policy shall not exceed $1,000.00. The provisional value stated in said policy, if in "completed value" form, shall not be less than the maximum insurable value of the Project "as completed." Said policy shall also contain the "permission to occupy upon completion of work" endorsement.

          (b) The employees of the contractor and all subcontractors employed with respect to the Project shall be covered by worker's compensation insurance in such amounts as the law requires.

          (c) Public liability insurance shall be maintained covering the acts of Borrower, the general contractor, subcontractors, and their employees. Such policy shall insure against all claims for personal injury and death on an occurrence basis in an amount not less than $1,000,000 per occurrence.

     3.2. Insurance After Construction. Borrower covenants to keep the following insurance policies in force upon the substantial completion of the Improvements:

          (a) The Improvements shall be insured against fire and other hazards included in coverage against "all risks of physical loss," under a policy with a deductible of not more than $10,000.00 and with the "replacement cost" endorsement.

          (b) All employees of Borrower whose employment pertains to the Project shall be covered by worker's compensation insurance in such amounts as are required by law.

          (c) Borrower shall be covered by a comprehensive public liability insurance policy including coverage for elevators and escalators and providing completed operations coverage. Such policy shall insure against all claims for personal injury and death on an occurrence basis in an amount not less than $1,000,000.00 per occurrence.




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          (d)  Borrower shall maintain business interruption insurance and/or
               "loss of rental value" insurance providing coverage for at least a six (6) month period.

          (e) Borrower shall insure all personalty on the Project against, fire, theft, and other hazards as Lender may require.

          (f) Borrower shall maintain such other insurance as Lender may reasonably require.

     3.3. Insured Mortgagee. All required policies of property insurance shall name Lender as insured first mortgagee under a noncontributing mortgagee clause acceptable to Lender. All liability policies shall name Lender as an additional insured. Said policies shall also provide that they will not be canceled or the coverage thereunder reduced or restricted in any way without Lender being given at least thirty (30) days prior written notice.

     3.4. Delivery of Policies, Payment of Premiums. All required policies of insurance shall be issued by companies and in amounts, form and substance satisfactory to Lender. Borrower shall furnish Lender with the originals of all required insurance policies. At least thirty (30) days prior to the expiration of each such policy, Borrower shall furnish Lender with evidence satisfactory to Lender of the insurer's agreement to reissue said policy and of the payment of the premium for reissuance. If Borrower fails to maintain and furnish to Lender the policies of insurance required by this Article, Lender may obtain such insurance or single-interest insurance for such risks covering Lender's interest. All expenses incurred by Lender in obtaining such insurance shall be deemed additional advances for the benefit of Borrower under the Construction Loan.

     3.5. Insurance Proceeds. Borrower agrees to give Lender prompt written notice of any casualty to the Project. The proceeds of any insurance policy pertaining to the Project shall be paid directly to Lender, but may be used by Borrower to restore the Project so long as no Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, then Lender may apply said proceeds, in its sole discretion, (i) to the reduction of the Obligations, (ii) to the restoration of the Improvements, or (iii) to Borrower with or without restriction. Borrower hereby directs all issuers of insurance policies relating to the Project to pay all amounts due thereunder directly to Lender and Borrower hereby appoints Lender as Borrower's attorney-in-fact to receive any sums due under insurance policies concerning the Project, to endorse any drafts or instruments received under such policies, and to make proof of loss for, settle, and give binding acquittances for claims under such policies.

     3.6. Assignment of Policies Upon Foreclosure. If all or part of Project is sold at foreclosure, all policies of insurance pertaining to the Project and then in force shall pass to the purchaser at such sale.




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                                   ARTICLE IV.
                                  DISBURSEMENTS

     4.1. Disbursement Requests. The administration of disbursements under the Construction Loan shall be conducted according to the following:

          (a) Form and Delivery of Requests. Disbursement requests shall be submitted in writing on AIA Form G702 (with schedules attached) to the following address or such other address as Lender may direct:

               First Union Corporation
               Construction Loan Administration
               Attention: Lisa Brown
               P.O. Box 740074
               Atlanta, GA  30374
or
               200 East Ponce de Leon
               First Floor
               Decatur, GA  30030

          If Lisa Brown is not available, disbursement requests may be submitted to any other officer at that office of Lender. Each disbursement request must be signed by Borrower, the Contractor, the Project Manager, and the Architect, and must be accompanied by a certificate signed by the Construction Inspector in form and substance satisfactory to Lender. If Borrower satisfies the conditions stated in herein, disbursements shall be funded within five (5) Business Days of request. Invoices shall be submitted for disbursements of $5,000.00 or more.

          (b) Frequency and Amount of Disbursements. Lender shall not be obligated to make disbursements more frequently than monthly. Borrower shall request no disbursement (except the final disbursement) for an amount less than $500,000.00.

          (c) Application of Disbursements; Retainage. Borrower's draw requests shall be made only for Non-Construction Costs actually incurred and for Construction Costs actually incurred and arising from labor performed and materials incorporated into the Project, with advances for Construction Costs to be subject to a ten percent (10%) retainage (other than the contractor's fee and general conditions) to be administered in accordance with applicable law until such time as the Project is fifty percent (50%) complete, after which subsequent draws shall not be subject any further retainage.



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               No disbursements shall be made for materials stored off the
               Project site. Borrower shall apply each disbursement to the expenses itemized in the disbursement request.

          (d) Additional Documents. Lender may require that affidavits, certificates, receipts or other written evidence satisfactory to Lender of any or all of the following be submitted with disbursement requests:

               (i) The percentage of completion of the Improvements and the value of the Improvements already completed;

               (ii) That Borrower is not in default under any document
                    pertaining to the Obligations;

              (iii) That all construction has been performed in accordance with the Plans and Specifications;

               (iv) That the Dual Obligee Performance Bond is in full effect;

               (v) That all funds previously disbursed by Lender have been applied directly to the costs of construction of the Improvements or to the payment of other costs permitted under this Agreement, allocated as represented in the disbursement requests submitted to Lender;

               (vi) That the amount of undisbursed Construction Loan proceeds is sufficient to pay the costs of completing the Improvements in accordance with the Plans and Specifications; and

              (vii) That the time remaining before the Completion Date is sufficient to allow the timely completion of construction of the Project.

             (viii) Such other matters as Lender may reasonably require.

     4.2. Conditions Precedent to Disbursements. Lender's obligation to disburse proceeds of the Construction Loan is subject to the following conditions:

          (a) Truth of Warranties. All warranties made herein and in the other Loan Documents must be true as of the date of the submission of the disbursement request.



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          (b)  Compliance with Covenants. All covenants made herein and in the other Loan Documents must be fully complied with as of the date of submission of the disbursement request.

          (c) No Default. Borrower must not be in default under this Agreement or under any other of the Loan Documents and no condition shall exist that with the giving of notice, the passing of time, or both, would constitute a default under this Agreement or under any other of the Loan Documents.

          (d) Disbursement Documentation. Lender must be satisfied that the requirements stated herein above have been satisfied.

          (e) Compliance with Budget. The requested disbursement must not cause any expense itemized in the Budget to exceed its budgeted amount or violate the terms of the Tri-Party Agreement.

          (f) Warranties Implied in Request. The submission of a request for advance hereunder shall constitute a warranty by Borrower that conditions stated in (a), (b) and (c) above are satisfied as of the date of the request.

     4.3. Additional Conditions to Final Disbursement. In addition to the other conditions set forth above, the delivery of the following documents to Lender shall be a condition precedent to the final disbursement of retainage amounts:

          (a) Architect's Certificate. A certificate of the Architect addressed to Lender stating that the construction of the Project has been completed in a good and workmanlike manner and in material compliance with the Plans and Specifications.

          (b) Construction Inspector's Certificate. A certificate of the Construction Inspector addressed to Lender stating that the construction of the Project has been completed in a good and workmanlike manner and in material compliance with the Plans and Specifications.

          (c) Certificate of Occupancy. The original permanent Certificate of Occupancy for the Project.

          (d) Contractor's Affidavit. An affidavit of the Contractor addressed to Lender stating that all suppliers of labor and/or materials for the Project have been paid without any continuing dispute over the charges or value of their materials or services, or that the final



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               disbursement will be sufficient to pay all such charges in full, with no such dispute. Lender may also require the filing of a notice of completion to determine the remaining claims against the Project for labor and materials.

          (e) Final Survey. A final updated survey of the Project, showing all Improvements.

     4.4. Disposition of Advances. All disbursements under the Construction Loan shall be made by crediting a special account of Borrower at Lender, which account shall only be used by Borrower for depositing and disbursing Construction Loan proceeds. Lender, in its sole discretion, may choose to make any or all disbursements under the Construction Loan directly to the appropriate general contractor, subcontractor, laborer or materials furnisher, whether or not a disbursement has been requested by Borrower. Any amounts advanced by Lender directly to any of such persons or entities shall be deemed additional advances under the Construction Loan.

     4.5. Advance Not Waiver. No advance of Construction Loan proceeds hereunder shall constitute a continuing waiver of any of the conditions to Lender's right to declare a default or otherwise demand strict compliance with this Agreement, unless Lender agrees to the contrary in a writing specifically referring to this Paragraph.

     4.6. Draws by Debit Memorandum. Lender may, without prior notice to Borrower, draw any amount available under the Construction Loan to pay any interest or expenses that are not timely paid by Borrower.


                                   ARTICLE V.
                       ADDITIONAL WARRANTIES AND COVENANTS

     5.1. Leases. Borrower covenants to deliver to Lender, prior to their execution, copies of all leases of the Project which shall be in form and content satisfactory to Lender.

     5.2. Lien Waivers and Contractor Affidavits. Upon Lender's request, Borrower shall cause the Contractor to furnish to Lender copies of all subcontracts and purchase orders relating to construction of the Project. Borrower shall also cause the Contractor to furnish to Lender, upon request, statements from the Contractor and from each subcontractor and supplier (i) stating the amount of its contract and the amount paid to date; and (ii) stating the amount currently due for work done and materials supplied.

     5.3. Plans and Specifications. The construction of the Improvements shall be performed according to the Plans and Specifications. No changes shall be made in the Plans and Specifications without the prior written approval of Lender, except for changes which meet the requirements set forth in the Tri-Party Agreement for changes not requiring prior approval. All change orders shall be submitted on standard AIA forms.



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     5.4. Access to Project. Borrower agrees to give the Construction Inspector and Lender's agents and independent contractors access to the Project at all times for the purpose of inspecting the progress of construction of the Improvements. Any inspection conducted on behalf of Lender shall be for Lender's benefit alone, and Lender's continued funding of construction after any inspection does not imply that Lender has determined or assured that the Improvements are being constructed in a safe manner or in accordance with the Plans and Specifications.

     5.5. Indemnification. Borrower acknowledges that it has already begun site preparation work on the Project and agrees to provide an Indemnification Agrement to the Title Insurance Company and to take such other actions as the Title Insurance Company may require to affirmatively insure Lender against mechanic's liens.

     5.6. Zoning. Borrower warrants that the Project is suitably zoned to permit construction on the Project pursuant to the Plans and Specification, and to permit the operation of the Project for its intended use as a retirement living facility.

     5.7. Utilities. Borrower warrants that all adequate utility services for water, sewerage, electricity, gas, and telephone services are available at the Project and can be accessed upon payment of only the ordinary tap or hook-up fees charged by the respective utility companies.

     5.8. Subsurface Conditions. Borrower warrants that it has tested subsurface conditions on the Project and that no condition exists that may reasonably be expected to interfere with or delay the construction of the Improvements or the operation thereof after completion. Without limiting the foregoing, Borrower warrants that excavation for the Improvements is not expected to require the blasting and/or removal of rock in excess of the amount, if any, itemized in the Budget.

     5.9. No Flood Risk. Borrower warrants that except as shown on the survey provided to Lender, none of the Project is within the 100-year flood plain or flood way as determined by the Department of Housing and Urban Development or by the Army Corps of Engineers, and that the Project is not otherwise known or believed to be a flood risk.

     5.10. No Off-Site Construction. Borrower warrants that the construction of the Improvements and the operation thereof when completed does not require the construction of any sewer lines, water detention ponds, sewage treatment plants, roads, or other improvements that will not be located on the Project.

     5.11. Adequacy of Budget. Borrower warrants that the Budget provides sufficient funds to complete construction of the Improvements according to the Plans and Specifications, which provide for all of the improvements that Borrower intends to make on the Project.




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     5.12. Commencement and Completion of Construction. Borrower agrees to commence construction of the Improvements within ten (10) days after the date of this Agreement, and to diligently pursue such construction to completion on or before the Completion Date in one continuous operation.

     5.13. Construction Sign. Borrower agrees to promptly erect and maintain on the Project a conspicuous project identification sign, which shall be at least four feet by eight feet in size and which shall name Lender as construction lender, in a format to be approved by Lender.

     5.14. Books and Records. Borrower covenants to maintain complete and accurate books and records reflecting all items of income and expense in connection with the acquisition and construction of the Project. Borrower agrees to make its books and records available to Lender for inspection upon request.

     5.15. Notification of Claims by Subcontractors and Materialmen. Borrower agrees to give Lender prompt written notice if Borrower receives any notice, whether written or oral, from any laborer, subcontractor or materialman to the effect that such party has not been paid when due for any labor or materials furnished in connection with the construction of the Improvements.

     5.16. No Violation of Laws; Permits. Borrower warrants that the construction and operation of the Improvements will not violate in any material respect any applicable law or regulation including, but not limited to, any law or regulation pertaining to sewage disposal or any other environmental impact of the Project. Borrower further warrants that all permits from necessary health departments and other regulatory agencies that will be required to allow the construction or operation of the Project have been obtained or, if not, the appropriate aspect of the Plans and Specifications have been approved in writing by such departments or agencies.

     5.17. Update of Survey. After completion of the foundation stage of construction, Lender shall be provided with an updated survey of the Project showing the location of all improvements. Upon completion of the Project, Lender shall be provided with a final survey of the Project so as to show the Improvements and all appurtenances as constructed.

     5.18. Capacity. Borrower warrants that it is and shall remain a duly organized Texas limited partnership. Borrower further warrants that the execution of all necessary consents, partnership resolutions, or other documents has been duly performed so that the partner signing this Agreement and all related documents on behalf of Borrower is duly authorized to bind Borrower by his signature.

     5.19. Changes in Financial Condition. Borrower covenants to give Lender prompt written notice of the creation or discovery of any additional contingent liability or the occurrence of any other material adverse change in the financial condition of Borrower or of any guarantor or other person or entity presently or hereafter liable for payment of all or part of the Obligations.




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     5.20. Default Certificates. Within two (2) business days after written request by Lender, Borrower shall provide Lender with the written certificate of Borrower's president, general partner or other appropriate representative stating whether, to the best of the representative's knowledge, information, and belief, a default exists hereunder, or whether any condition or event exists which, with the giving of notice, the passage of time, or both, would constitute such a default. Any such defaults, events or conditions shall be described with particularity. The certificate shall further address any specific matters inquired of by Lender regarding possible defaults under this Agreement.

     5.21. No Unpaid Taxes. Borrower warrants that Borrower is not presently delinquent in the payment of any taxes imposed by any governmental authority or in the filing of any tax return and that Borrower is not involved in a dispute with any taxing authority over tax amounts due. Borrower covenants that all future taxes assessed against Borrower shall be timely paid and that all tax returns required of Borrower shall be timely filed.

     5.22. Compliance with Law. Borrower warrants that Borrower's business activities are conducted in accordance in all material respects with all applicable laws and regulations, the violation of which would have a Material Adverse Effect, and Borrower covenants that such activities shall continue to be so conducted.

     5.23. Assistance in Litigation. Borrower covenants to, upon request, cooperatively participate in any proceeding in which Borrower is not an adverse party to Lender and which concerns Lender's rights regarding the Obligations or any collateral securing its payment.

     5.24. Name. Borrower warrants that Borrower has not been known under or done business (except that project referred to as ______________) under any name other than the name used by Borrower in executing this Agreement. Borrower agrees to give Lender at least fifteen (15) days prior written notice before Borrower begins using any name other than that used in executing this Agreement.

     5.25. Security Interest; Setoff. In order to further secure the payment of the Obligations, Borrower hereby grants to Lender a security interest and right of setoff against all of Borrower's presently owned or hereafter acquired monies, items, credits, deposits and instruments (including certificates of deposit) presently or hereafter in the possession of Lender. By maintaining any such accounts or other property at Lender, Borrower acknowledges that Borrower voluntarily subjects the property to Lender's rights hereunder.

     5.26. Expenses. Upon demand, Borrower will advance to Lender or, at Lender's option, reimburse Lender for, the following expenses:

          (a) Taxes. All taxes that Lender may be required to pay because of the Obligations (other than income taxes) or because of Lender's interest in any property securing the payment of the Obligations;



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          (b)  Administration. All expenses that Lender may incur in connection with the preparation, execution, or enforcement of this Agreement or of any other document pertaining to the Obligations;

          (c) Protection of Collateral. All costs of preserving, insuring, preparing for sale (whether by improvement, repair or otherwise) or selling any collateral securing the Obligations;

          (d) Costs of Collection. All court costs and other costs of collecting any debt, overdraft or other obligation included in the Obligations, including compensation for time spent by employees of Lender;

          (e) Litigation. All costs arising from any litigation, investigation, or administrative proceeding (whether or not Lender is a party thereto) that Lender may incur as a result of the Obligations or as a result of Lender's association with Borrower, including, but not limited to, expenses incurred by Lender in connection with a case or proceeding involving Borrower under any chapter of the Bankruptcy Code or any successor statute thereto;

          (f) Attorneys Fees. Reasonable attorneys' fees incurred in connection with any of the foregoing.

If Lender pays any of the foregoing expenses, they shall become a part of the Obligations and shall bear interest at the lower rate of Prime plus 4% per annum or the highest lawful rate. This Paragraph shall remain in full effect regardless of the full payment of the Obligations, the purported termination of this Agreement, the delivery of the executed original of this Agreement to Borrower, or the content or accuracy of any representation made by Borrower to Lender. Provided, Lender may terminate this Paragraph by executing and delivering to Borrower a written instrument of termination specifically referring to this Paragraph.

     5.27. Further Assurances. Borrower covenants to execute such other assignments, security agreements, financing statements, and other documents that Lender may deem necessary to further evidence the obligations provided for herein or to perfect, extend, or clarify Lender's rights in any property securing or intended to secure the Obligations. Lender is hereby appointed as Borrower's attorney-in-fact for the signing of such documents. Borrower acknowledges that this power of attorney is coupled with an interest and is irrevocable.

     5.28. Recitals. Borrower warrants and agrees that the recitals set forth at the beginning of this Agreement are true.

     5.29. No Burdensome Agreements. Borrower warrants that Borrower is not a party to any contract or agreement and is not subject to any contingent liability that does or may impair Borrower's ability to perform under the terms of this Agreement. Borrower further warrants that the execution and performance of this Agreement will not cause a default under any other contract or agreement to which Borrower or any property securing the Obligations or any other property of Borrower is subject.

     5.30. Legal and Binding Agreement. Borrower warrants that the execution and performance of this Agreement will not violate any judicial or administrative order or governmental law or regulation, and that this Agreement is valid and binding in every respect according to its terms.

     5.31. No Consent Required. Borrower warrants that Borrower's execution and performance of this Agreement do not require the consent of or the giving of notice to any third party including, but not limited to, any other lender, governmental body or regulatory authority.


                                   ARTICLE VI.
                                     DEFAULT

     6.1. Remedies Upon Default. Upon the occurrence of a default under this Agreement that continues for more than thirty (30) days after the earlier of (i) Borrower's actual knowledge of such default, or (ii) written notice thereof from Lender, Lender may pursue any or all of the following remedies, without notice to Borrower:

          (a) Possession of Project. Lender may take exclusive possession of the Project without the appointment of a receiver and without prior notice to Borrower. Borrower hereby waives the benefit of any rule of law or equity requiring notice or delay in Lender's taking possession of the Project upon default. Lender shall not be liable to Borrower or to any third party for any damages, including damages for breach of any contract, that might result from Lender's exercise of its remedies hereunder and its ejectment, by detainer action or otherwise, of Borrower or of any general contractor, subcontractor, or other party from the Project. Lender may, but shall not be obligated to, retain security guards or take other measures to protect the Project.

          (b) Additional Construction. Lender may continue or resume construction on the Project pursuant to the Plans and Specifications or pursuant to such variations thereof or other plans or specifications as Lender may deem appropriate. Any construction so caused by Lender may be terminated by Lender at any time, in its discretion. In furtherance of construction, Lender may take any of the following action:

               (i) Lender may retain such contractors, subcontractors, architects, engineers, laborers, and other persons and firms as it may elect. Lender shall not be required to use any particular person or firm because the person or firm had a prior contract with Borrower.

               (ii) Lender may purchase construction materials and supplies from such sources as it may elect. Lender shall not be required to use any particular supplier, because the supplier had a prior contract with Borrower.

              (iii) Lender may pay, litigate or compromise any claim for labor, professional services or materials that may result in a lien upon the Project.

               (iv) Lender may make any applications or give any certificates with respect to the Project including, but not limited to, applications pertaining to zoning variances and other applications to regulatory agencies.

               (v) Lender may take any other action it may deem necessary to protect the Project, to promote construction thereon, or to enhance the value or marketability of the Project.

          (c) Marketing of Project. Lender may retain a broker or real estate agent to attempt to seek a buyer for all or part of the Project on commission terms deemed reasonable by Lender, including a retainer that may be paid whether or not the Project is sold as a result of the broker or agent's efforts.

          (d) Preservation of Financing. Lender may take any action necessary to cure or prevent a default under any other lender's commitment to provide financing with respect to any or all of the Project.

          (e) Attorney-in-Fact. Any action taken by Lender pursuant to its remedies hereunder may be taken by Lender in its own name or in the name of Borrower. Borrower hereby appoints Lender as Borrower's attorney-in-fact, with full power of substitution, to take any action authorized by this Agreement on Borrower's behalf. The parties acknowledge that this power of attorney is coupled with an interest and is irrevocable. Without limiting the foregoing, Lender is specifically authorized to initiate, pursue, settle or dismiss judicial or administrative proceedings pertaining to the Project.

          (f) Expenses. All expenses incurred by Lender in the pursuit of remedies hereunder, including, but not limited to, the expenses of construction and reasonable attorneys' fees, shall be deemed additional advances for the benefit of Borrower under the Construction Loan.

          (g) Setoff. Lender may exercise its lien upon and right of setoff against any monies, items, credits, deposits or instruments that Lender may have in its possession and which belong to Borrower or any other person or entity liable for the payments of any or all of the Secured Indebtedness.

          (h) Other Remedies. Lender may pursue any other remedies available under any other document evidencing or securing the Obligations or otherwise available to Lender at law or equity.

     6.2. Application of Proceeds. All amounts received by Lender for Borrower's account shall be applied as follows: First, to the payment of all expenses incurred by Lender in exercising its rights hereunder, including attorney's fees, and any other expenses due Lender from Borrower; Second, to the payment of all interest due Lender; Third, to the payment of all principal due Lender, in such order as Lender may elect; and Fourth, surplus to Borrower.


                              FORT AUSTIN LIMITED PARTNERSHIP

                              By: ARC Fort Austin Properties, Inc.
                              General Partner


                              By:___________________________________________

                              Title:________________________________________



                              FIRST UNION NATIONAL BANK OF TENNESSEE, Lender

                              By:___________________________________________

                              Title:________________________________________